                                                                     EXHIBIT 2.1

                              REDBACK NETWORKS INC.
                   COMMON STOCK and WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this "Agreement"), dated as of
                                                        ---------
May 21, 2002, between REDBACK NETWORKS INC., a Delaware corporation (the "Company"), and NOKIA FINANCE INTERNATIONAL BV, a private company with limited
 -------
liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the "Investor"), and a subsidiary of Nokia
                                  --------
Corporation, a Finnish corporation.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Purchase and Sale of Stock and Warrant.

     1.1 Sale and Issuance of Common Stock and Warrant. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing, (i) the Common Stock (as defined below) purchase warrant in the form attached hereto as Exhibit A (the "Warrant"), and (ii) 17,723,297 shares
                        ---------       -------
(the "Initial Shares") of common stock, par value $0.0001 per share, of the
      --------------
Company (the "Common Stock"), (which represents one share less than 10% of the
              ------------
pro forma Common Stock outstanding on the date of the Closing (as defined below), assuming the issuance of the Initial Shares and including only shares of Common Stock that are actually outstanding (excluding shares issuable upon exercise of outstanding options, warrants and other convertible securities)), at a purchase price per share of $2.02 for an aggregate purchase price, payable in cash, equal to $35,801,060 (the "Purchase Price").
                                 --------------

     1.2 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Common Stock and Warrant shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 1080 Marsh
      -------
Road, Menlo Park, California, on or before 10:00 A.M. Pacific time, on May 21, 2002, or at such other time and place as the Company and the Investor mutually agree upon in writing. At the Closing, the Company shall deliver to the
Investor: (i) a certificate representing the Common Stock that the Investor is purchasing pursuant to the terms hereof; (ii) the executed Warrant; (iii) a receipt for the Purchase Price; and (iv) the other documents listed in Section 4 of this Agreement. At the Closing, the Investor shall deliver to the Company:
(i) the Purchase Price by wire transfer in immediately available funds to a bank account in the United States to be designated by the Company in writing to the Purchaser; and (ii) the other documents listed in Section 5 of this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor on or
                    ----------------------
prior to entering into this Agreement, which exceptions shall qualify the representation and warranty that has the corresponding number as the numbered paragraph in the Schedule of Exceptions, and which representations and warranties so qualified shall be deemed to be representations and warranties as if made hereunder, as of the date hereof and as of the date of Closing:

     2.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each a "Subsidiary") is a corporation duly
                                            ----------
organized, validly
existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" means
                                                -----------------------
any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries taken as a whole.

          (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1(b) of the Schedule of Exceptions. Each Subsidiary is a wholly-owned subsidiary of the Company. Except as disclosed in Section 2.1(b) of the Schedule of Exceptions, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Certificate of Incorporation and By-laws. The Company has heretofore made available to the Investor a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of the Company. Such Certificate of Incorporation and By-laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.

     2.3 Capitalization. (a) The authorized capital stock of the Company consists of (i) 750,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share ("Company Preferred Stock"). As of
                                               -----------------------
May 21, 2002, (i) 159,509,681 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, which includes the shares of Common Stock issuable upon exchange of the exchangeable shares of 610381 B.C. Inc., a wholly owned subsidiary of the Company, (ii) no shares of Common Stock are held in the treasury of the Company, (iii) no shares of Common Stock are held by the Subsidiaries, (iv) 39,036,768 shares of Common Stock are reserved for future issuance pursuant to outstanding employee stock options or stock incentive rights granted pursuant to the Company's 1999 Stock Incentive Plan, as amended, the 2001 Employee Option Plan, 1999 Directors Stock Plan and the 1997 Stock Plan, as amended, (collectively, the "Plans") and (v) 2,503,533
                                                     -----
shares of Common Stock are reserved for future issuance pursuant to the Indenture, dated as of March 29, 2000, between the Company and Norwest Bank Minnesota, National Association, as trustee relating to the Company's 5% Convertible Subordinated Notes due April 1, 2007. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section 2.3, other than the rights (the "Rights")
                                                                     ------
issued pursuant to the Rights Agreement, dated as of June 12, 2001 (the "Company
                                                                         -------
Rights Agreement"), between the Company and US Stock Transfer Corporation, as
----------------
rights agent,
there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person, except pursuant to the Plans. All outstanding shares of Common Stock, all outstanding stock options to purchase Common Stock, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable U.S. securities laws, (ii) all applicable non-U.S. securities laws, (iii) all other applicable Laws (as defined below) and
(iv) all requirements set forth in applicable contracts, except in the case of clause (ii), (iii) or (iv) to the extent that any such noncompliance would not result in a Material Adverse Effect.

          (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     2.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Investor's Rights Agreement in the form attached hereto as Exhibit B (the
                                                           ---------
"Investor's Rights Agreement"), the Warrant, Amendment No. 6 to System
 ---------------------------
Integrator Agreement, dated the date hereof, between the Company and Nokia Corporation ("Amendment 6"), which contemplates certain definitive agreements
              -----------
(the "Commercial Agreements") (the Investor's Rights Agreement, the Warrant,
      ---------------------
Amendment 6 and the Commercial Agreements are collectively referred to as the "Transaction Agreements"), to perform its obligations hereunder and thereunder
 ----------------------
and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transaction Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Transaction Agreements has been (or in the case of the Commercial Agreements will be) duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, constitutes (or in the case of the Commercial Agreements, upon execution and delivery by the Company will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Company Board of Directors (the "Company Board") has
                                                           -------------
approved this Agreement, the Transaction Agreements and
the transactions contemplated hereby or thereby and such approvals are sufficient so that the restrictions on business combinations set forth in
Section 203(a) of the General Corporation Law of the State of Delaware (the "DGCL") shall not apply to any of the transactions contemplated hereby or
 ----
thereby, including, but not limited to, any exercise of the Warrant or actions permitted pursuant to the Investor's Rights Agreement.

     2.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) conflict with or violate any United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any
                                  ---
Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"),
                                                      ----------------------
other than (i) filings that may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder, and (ii) any filings necessary to comply with state securities or "blue sky" laws.

     2.6 Permits; Compliance. Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the
                                            ---------------
failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     2.7 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since May 18, 1999, and has heretofore made
                          ---
available to the Investor, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 2000 and 2001, respectively, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 2002, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 18, 1999 and (iv) all other forms, reports and other registration statements filed by the Company with the SEC since March 31, 2002 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Company SEC
                                                                     -----------
Reports"). The Company SEC Reports (i) were prepared in accordance with either
-------
the requirements of the Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
---                                                             ------------
as the case may be, and the rules and regulations promulgated thereunder existing at the time the Company SEC Reports were filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP")
                                                                         ----
applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein , except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not have, individually or in the aggregate, a Material Adverse Effect) and for pro forma financial information disclosed therein.

         (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at March 31, 2002, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since that date.

         (d) The Company has heretofore furnished or made available to the Investor complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     2.8 Absence of Certain Changes or Events. Since March 31, 2002, except as set forth in Section 2.8 of the Schedule of Exceptions, or as expressly contemplated by this Agreement, or specifically disclosed in any Company SEC Report filed since March 31, 2002 and prior to the date of this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (b) there has not been any Material Adverse Effect.

     2.9 Absence of Litigation. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to
                                                      ------
the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that, individually or in the aggregate, has had or would have a Material Adverse Effect. Neither the Company nor any Subsidiary nor any material property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

     2.10 Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Transaction Agreements and under applicable state and federal securities laws.

     2.11 Intellectual Property Rights. Except as disclosed in the Company SEC Reports, each of the Company and its subsidiaries (i) owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets (collectively, "Intellectual Property") necessary to conduct the business now
                ---------------------
conducted by the Company and its Subsidiaries. Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intellectual Property that would have a Material Adverse Effect, and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the business of the Company and its Subsidiaries do not infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party in a manner that would have a Material Adverse Effect.

     2.12 Brokerage. Except for Credit Suisse First Boston Corporation, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the Transaction Agreements for which the

Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Company or any of its subsidiaries. The fees and expenses of Credit Suisse First Boston Corporation will be paid by the Company pursuant to the terms and conditions of that certain engagement letter, dated as of January 14, 2002, between the Company and Credit Suisse First Boston Corporation.

     2.13 Disclosure. (a) The Company is not aware of any facts pertaining to the Company or its Subsidiaries which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedule of Exceptions or the Company SEC Reports filed prior to the date hereof or otherwise disclosed to the Investor by the Company in writing.

          (b) No representation or warranty of the Company in this Agreement or the Transaction Agreements, nor any statement or certificate furnished or to be furnished to the Investor pursuant to the Transaction Agreements, when taken in conjunction with all the information provided or made available by the Company to the Investor in connection with the transactions contemplated by this Agreement, taken as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     2.14 Registration Rights. Except as provided in the Schedule of Exceptions and the Investor's Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person.

     2.15 Agreements, Contracts and Commitments. Except as identified in the Schedule of Exceptions, during the past 12 months, neither the Company nor any of its Subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, nor is a breach, violation, or default continuing under, any Material Contract (as defined below) to which the Company or any Subsidiary is a party or by which its is bound. "Material Contract" means:
 -----------------

          (a) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any material line of business or compete with any person in any material line of business; or

          (b) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

     3.1 Organization and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3.2 Authority Relative to This Agreement. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Agreements by the Investor and the consummation by the Investor of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement and the Transaction Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Transaction Agreements has been (or in the case of the Commercial Agreements will be) duly and validly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Investor, constitutes a (or in the case of the Commercial Agreements, upon execution and delivery by the Company will constitute) legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Investor's Board of Directors has approved this Agreement and the transactions contemplated hereby.

     3.3 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Transaction Agreements by the Investor do not, and the performance of this Agreement and the Transaction Agreements by the Investor will not, (i) conflict with or violate the organizational documents of the Investor or (ii) conflict with or violate any Law applicable to the Investor.

          (b) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

     3.4 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the Transaction Agreements for which Parent or the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Investor or any of its subsidiaries.

     3.5 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, that the Common Stock and Warrant to be received by the Investor (collectively, the "Securities") will be acquired for
                                             ----------
investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same other than in a transaction registered under the Securities Act or exempt from, or not subject to, such registration. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.6 Disclosure of Information. The Investor has been afforded access to such information as it has requested regarding the Company and its subsidiaries and their respective financial condition, operating results, properties, liabilities, operations and management.

     3.7 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect ("Rule 144"), and understands the resale limitations
                              --------
imposed thereby and by the Securities Act.

     3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legend(s):

     "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     "The shares represented hereby are subject to certain restrictions under the terms of the Investor Rights Agreement, dated May 21, 2002, as amended from time to time, between the issuer and the holder hereof and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of that agreement."

     3.9 Holdings in Common Stock. Except for any shares of Common Stock held by the venture funds of Nokia Venture Partners, as of May 21, 2002, none of the Investor or any Holder Affiliate (as such term is defined in Investor's Rights Agreement) owned any shares of Common Stock.

4. Conditions of the Investor to Effect the Closing. The obligations of the Investor to consummate the transactions contemplated hereby are subject to the fulfillment or waiver (where permissible) on or before the Closing of each of the following conditions:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct as of the date hereof and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3 Compliance Certificate. The President of the Company shall have delivered to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and

4.2 have been fulfilled. In addition, the Compliance Certificate shall state the number of shares of the outstanding Common Stock of the Company immediately prior to the Closing.

     4.4 Incumbency Certificate. The certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other Transaction Agreements and all other documents to be delivered hereunder and thereunder.

     4.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and effective as of the Closing.

     4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident to the Closing shall be reasonably satisfactory in form and substance to the Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     4.7 Board of Directors. The Company Board shall have taken all necessary action to increase the size of the Company Board to eight directors and to appoint Ari Lehtoranta to the Company Board, in each case effective immediately after the Closing.

     4.8 Investor's Rights Agreement. The Company shall have executed and delivered to the Investor a counterpart to the Investor's Rights Agreement.

     4.9 Warrant. The Company shall have executed and delivered to the Investor the Warrant.

     4.10 DGCL Section 203. The Company shall take all necessary steps to cause the Investor not to be an "interested stockholder" pursuant to Section 203 of the DGCL and to ensure that Section 203 of the DGCL does not apply to any of the transactions contemplated by this Agreement or the Transaction Agreements (including, but not limited to, any exercise of the Warrant or actions permitted pursuant to the Investor's Rights Agreement).

     4.11 No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have or could have, a Material Adverse Effect.

5. Conditions of the Company to Effect the Closing. The obligations of the Company to consummate the transactions contemplated hereby are subject to the fulfillment or waiver (where permissible) on or before the Closing of each of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct as of the date hereof and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 Compliance Certificate. An authorized officer of the Investor shall have delivered to the Company at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     5.4 Power of Attorney. The Investor shall have delivered to the Company a copy of the special power of attorney appointing Mr. Jorgen Smidt the true and lawful attorney for Ursula Ranin and Hannu Mustonen, each a director of the Investor, in connection with this Agreement and the transactions contemplated hereby.

     5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the hereby and all documents incident to the Closing shall be reasonably satisfactory in form and substance to the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5.6 Investor's Rights Agreement. The Investor shall have executed and delivered a counterpart to the Investor's Rights Agreement.

6.   Miscellaneous.

     6.1 Survival of Representations, Warranties and Other Agreements. The representations, warranties and other agreements of each of the Company and the Investor, respectively, included or provided for in the Transaction Agreements, shall survive the execution and delivery of this Agreement, the other Transaction Agreements and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investor.

     6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.3 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements executed in and to be performed entirely within Delaware.

     6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in accordance with this Section 6.6.

     6.7 Expenses. Irrespective of whether the Closing is effected, each party shall pay all of the costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Agreements.

     6.8 Amendments and Waivers. Any term of this Agreement may be amended only in writing signed by, or on behalf of, the Company and the Investor. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights shall not constitute a waiver of any of such rights.

     6.9 Severability. If any term or provision of this Agreement is held to be unenforceable under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     6.10 Publicity. No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

     6.11 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Common Stock and Warrant Purchase Agreement as of the date first above written.

                                          REDBACK NETWORKS INC.


                                          BY: /S/ KEVIN DENUCCIO
                                              ------------------
                                          Name:     Kevin DeNuccio
                                          Title:    President and CEO
                                          Address:  300 Holger Way
                                                    San Jose, California 95134

                                          NOKIA FINANCE INTERNATIONAL BV

                                          BY: /S/ JORGEN SMIDT
                                              ----------------
                                          Name:     Jorgen Smidt
                                          Title:    Attorney-in-Fact
                                          Address:  6000 Connection Drive,
                                                    Irving, Texas 75039

                                          With copies to
                                          Nokia Corporation
                                          P.O. Box 226
                                          FIN-00045

                                          NOKIA GROUP
                                          Keilalahdentie 4
                                          FIN-02150
                                          Espoo, Finland
                                          Attn:  Ursula Ranin, Vice President,
                                          General Counsel

                                          and

                                          Nokia Inc.
                                          6000 Connection Drive
                                          Irving, Texas 75039 USA
                                          Attn: Richard W. Stimson,
                                          Vice President, Legal Services

                                                                       Exhibit A
                                                                       ---------

                                 Form of Warrant
                                 ---------------

                                                                       Exhibit B
                                                                       ---------

                       Form of Investor's Rights Agreement
                       -----------------------------------

                                      B-1